Monthly Statements to the Securityholders
Pursuant to Section 4.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc
2003-HE2

Monthly Period	August 1, 2004 through August 31, 2004
Payment Date	September 27, 2004
Period	Managed
Pool Balance		Factor per Original
Beginning	$1,032,153,056.22	0.825700428
Ending	$1,010,735,686.85	0.80856699

Change	$21,417,369.37	0.017133439
A-I-1 Notes
Beginning	$329,795,426.67	0.824488567
Ending	$323,198,709.90	0.807996775

Change	$6,596,716.77	0.016491792
A-II-1 Notes
Beginning	$605,852,091.22	0.807802788
Ending	$592,640,699.46	0.790187599

Change	$13,211,391.76	0.017615189
A-II-2
Beginning	$80,780,278.83	0.807802788
Ending	$79,018,759.93	0.790187599

Change	$1,761,518.90	0.017615189
Additional Balance Increase Amount
Beginning	$—
Ending	$—

Change	$—
Certificate
Beginning	$—
Ending	$—

Change	$—

Interest Shortfall Event?	No
Stepdown Event?	No
Yield Maintenance Event?	No
Deficiency Amount Event?	No
Interest Distributions		Factor per 1000
A-I-1	$566,835.89	1.4170897
A-II-1	$1,041,308.28	1.3884110
A-II-2	$125,882.60	1.2588260
Enhancer Premium	$139,758.82
Interest Rates
A-I-1 WAC	4.39%
A-II-1 & A-II-2 WAC	4.43%
Libor	1.6150%
Libor + 26 bps	1.8750%
Auction Rate	1.7000%
A-I-1 & A-II-1 Note Rate	1.8750%
A-II-2 Note Rate	1.7000%
Principal Distributions		Factor per 1000
A-I-1	$6,596,716.77	16.491791922999900
A-II-1	$13,211,391.76	17.615189012705800
A-II-2	$1,761,518.90	17.615189012705800
Certificate	$—
Funding Account Balance
Group 1	$—
Group 2	$—
Liquidation Loss Amounts
Group 1	$(245.62)
Aggregate Liquidation Losses	$(54,312.43)
Group 2	$(165.45)
Aggregate Liquidation Losses	$(307,265.27)
Enhancer Premium	$139,758.82
Aggregate Note Balance	$994,858,169.29
Target Overcollateralization Amount	$15,877,517.56
Overcollateralization Amount	$15,877,517.56
Excess to Certificateholder	$1,300,012.03
Net Excess Spread Percentage	2.544%
2-month Rolling Average Net Excess Percentage	2.505%
3-month Rolling Average Net Excess Percentage	2.541%

Wachovia Bank, National Association
as Servicer

Group 1 Pool			Group 2 Pool
Aggregate Amount Collected for the Collection Period
Principal	$13,424,612.28		Principal	$31,675,215.73
Net Interest	$1,086,110.12		Net Interest	$2,239,945.57
Substitution Adjustments	$—		Substitution Adjustments	$—
Aggregate Substitutions	$—		Aggregate Substitutions	$—
Beginning Balance	$334,827,509.71		Beginning Balance	$697,325,546.51
Ending Balance	$328,279,515.52		Ending Balance	$682,456,171.33

Net	$6,547,994.19		Net	$14,869,375.18
Principal Collections	$(13,424,612.28)		Principal Collections	$(31,675,215.73)
Net Draws	$6,876,618.09		Net Draws	$16,805,840.55
Net Principal	$(6,547,994.19)		Net Principal	$(14,869,375.18)
Gross Interest	$1,225,621.58		Gross Interest	$2,530,497.88
Servicing Fee	$(139,511.46)		Servicing Fee	$(290,552.31)

Net Interest	$1,086,110.12		Net Interest	$2,239,945.57
Enhancer Premium	$(45,346.87)		Enhancer Premium	$(94,411.95)
Note Interest	$(566,835.89)		Note Interest	$(1,167,190.88)

Excess Spread	$473,927.36		Excess Spread	$978,342.74
Additional Balance Inc.	$—		Additional Balance Inc.	$—
Group Excess	$473,927.36		Group Excess	$978,342.74
Transfer (to) from Group 2	$—		Transfer (to) from Group 1	$—
Excess to Certificate	$425,204.78		Excess to Certificate	$874,807.25
Delinquencies
30 - 59 Days Past Due	3	$96,334.17	30 - 59 Days Past Due	9	$460,657.84
60 - 89 Days Past Due	6	$307,415.49	60 - 89 Days Past Due	4	$206,124.49
90 - 119 Days Past Due	—	$—	90 - 119 Days Past Due	1	$60,184.70
120 - 149 Days Past Due	—	$—	120 - 149 Days Past Due	2	$33,688.51
150 - 179 Days Past Due	—	$—	150 - 179 Days Past Due	1	$37,771.43
180 + Days Past Due	—	$—	180 + Days Past Due	2	$252,517.56
Foreclosures (included in aging above)	—	$—	Foreclosures (included in aging above)	5	460,738
REO	—	$—	REO	—	—
Funding Account
Beginning	$—		Beginning	$—
Deposit	$—		Deposit	$—

Ending	$—		Ending	$—
Target O/C Amount	$5,080,805.62		Target O/C Amount	$10,796,711.94
O/C Amount	$5,080,805.62		O/C Amount	$10,796,711.94
Gross CPR (Annualized)	38.801%		Gross CPR (Annualized)	42.756%
Net CPR (Annualized)	21.100%		Net CPR (Annualized)	22.790%
Draw Rate (Annualized)	22.044%		Draw Rate (Annualized)	25.379%
WAM	216.01		WAM	212.55
Age	19.36		Age	20.41